Exhibit 99.1

Ply Gem Holdings, Inc. Enters into a Definitive Agreement to be Acquired by Clayton, Dubilier & Rice (CD&R)

•	Ply Gem Shareholders to Receive $21.64 per Share in Cash

•	CD&R and Golden Gate Capital Enter into Definitive Agreement to Acquire Atrium Windows & Doors and Merge the Company with Ply Gem to Form Industry-Leading Building Products Company
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CARY, NC and NEW YORK, NY - January 31, 2018 - Ply Gem Holdings, Inc. (NYSE:PGEM), a leading North American building products manufacturer, and Clayton, Dubilier & Rice (CD&R) announced today a definitive agreement under which CD&R funds will acquire all of the outstanding shares of Ply Gem common stock in a go-private transaction valued at approximately $2.4 billion. Ply Gem’s board of directors unanimously approved the agreement, which provides for the payment of $21.64 per share in cash to all holders of Ply Gem common stock. The cash purchase price represents a premium of approximately 20% over Ply Gem’s closing stock price on January 30, 2018. Promptly following entry into the agreement, stockholders holding greater than 50% of the outstanding shares of Ply Gem common stock executed a written consent to approve the transaction, thereby providing the required stockholder approval.
CD&R has also entered into a definitive agreement to acquire Atrium Windows & Doors and combine the company with Ply Gem to create an exterior building products company with total revenue of more than $2.4 billion in 2017. The transactions are expected to close simultaneously in the second quarter of 2018 and are subject to the receipt of customary closing conditions, including regulatory approvals. Closing of the acquisition of Ply Gem is not subject to the closing of the acquisition of Atrium. However, assuming both transactions close simultaneously, CD&R funds will own approximately 70% of the new privately-held company, and Atrium shareholders, which include funds managed by Golden Gate Capital, will hold approximately 30%.
The new Ply Gem will continue to be headquartered in Cary, NC, and Gary E. Robinette, currently Chairman and CEO of Ply Gem, will continue as Chairman and CEO. John Krenicki, a CD&R Operating Partner and former Vice Chairman of General Electric Company, will become Lead Director of the Board.
“The Ply Gem Board’s unanimous approval of this transaction is based on the conviction that it delivers superior value to shareholders,” said Gary E. Robinette, Chairman and CEO of Ply Gem. “The strategic and operational excellence of CD&R and Golden Gate will help strengthen the long-term growth of the company. This support, along with the expanded business and product portfolio of the new combined company, will establish a stronger window platform with manufacturing scale and channel distribution advantages for customers. Together with the talented Atrium team, we look forward to providing exceptional value and service to all of our customers and rewarding career opportunities for our associates.”
“We are excited to combine with Ply Gem and look forward to the synergies that will be achieved through an enhanced product breadth and stronger North American platform, which will allow us to drive topline growth and customer value,” said Ron Cauchi, Atrium CEO.
“This is a transformational milestone for two highly complementary businesses,” said Nate Sleeper, Partner at CD&R. “Together, Ply Gem and Atrium have a well-positioned platform across North America, a deep set of capabilities to serve customers, and a strong foundation for long-term growth and value creation.”
“We are pleased to continue our partnership with Atrium and look forward to working closely with Ply Gem and CD&R,” said Rajeev Amara, Managing Director of Golden Gate Capital. “We believe strongly in the long-term growth prospects of joining these two great businesses.”
Credit Suisse served as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor to Ply Gem. CD&R has obtained committed financing from Bank of America Merrill Lynch; Barclays; Deutsche Bank Securities, Inc; GS Bank USA; J.P. Morgan; Jefferies Finance, LLC; MUFG; Natixis, New York Branch; RBC Capital Markets, LLC; Societe Generale and UBS Investment Bank. Debevoise & Plimpton LLP served as legal advisor and Bank of America Merrill Lynch; Barclays; Deutsche Bank Securities, Inc; Goldman Sachs & Co., LLC; J.P. Morgan; MUFG; PJ Solomon an affiliate of Natixis; SG Americas Securities, LLC and UBS Investment Bank served as financial advisor to CD&R in the transaction. Jefferies LLC and Kirkland & Ellis served as financial and legal advisors, respectively, to Atrium.

About Ply Gem
Ply Gem (NYSE: PGEM), headquartered in Cary, N.C., is a leading manufacturer of building products in North America. Number one in vinyl siding and in vinyl and aluminum windows, Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and mouldings, vinyl fencing and railing, stone veneer, roofing and gutterware products, used in both new construction and home repair and remodeling across the United States and Canada. Visit www.plygem.com for more information.

About Atrium Corporation
Established in 1948, Atrium is a nationally-recognized provider of high quality windows and doors to the new construction and repair and remodel markets. The company operates a nationwide network of manufacturing facilities and sells a comprehensive line of products in all 50 states and Canada. Atrium generated approximately $350 million of revenue in 2017. For more information on Atrium and its quality window and door products, visit www.atrium.com.

About Clayton, Dubilier & Rice
Founded in 1978, Clayton, Dubilier & Rice is a private investment firm. Since inception, CD&R has managed the investment of $25 billion in 77 companies with an aggregate transaction value of more than $100 billion. The Firm has offices in New York and London. For more information, visit www.cdr-inc.com.

About Golden Gate Capital
Golden Gate Capital is a San Francisco-based private equity investment firm with over $15 billion of capital under management. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. For more information, visit www.goldengatecap.com.

Forward-Looking Statements
This press release and oral statements made from time to time by Ply Gem’s representatives may contain certain statements that are not historical facts, including Ply Gem’s plans to consummate the transaction, including the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause Ply Gem’s actual results to differ materially from the results expressed in or implied by Ply Gem’s forward-looking statements, including (i) conditions to the closing of the transaction may not be satisfied; (ii) the transaction may involve unexpected costs, liabilities or delays; (iii) the business of Ply Gem may suffer as a result of uncertainty surrounding the transaction; (iv) the outcome of any legal proceedings related to the transaction; (v) Ply Gem may be adversely affected by other economic, business, and/or competitive factors; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (vii) other risks to consummation of the transaction, including with respect to the financing and the risk that the transaction will not be consummated within the expected time period or at all ; and (viii) other factors discussed in Ply Gem’s news releases, public statements and/or filings with the Securities and Exchange Commission, including Ply Gem’s most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of Ply Gem’s control and all of these factors are difficult or impossible to predict accurately. Ply Gem undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Ply Gem will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to Ply Gem’s stockholders. Ply Gem may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from Ply Gem by directing a request by mail or telephone to 5020 Weston Parkway, Suite 400, Cary, NC 27513, Attention: Investor Relations, (919) 677-3901, investors@plygem.com.

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